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                                                                    EXHIBIT 23.5

Certified Public Accountants  [LOGO of AM&G] Altsehuler, Melvoia and Glasser LLP
            and Consultants                  30 South Wacker Drive, Suite 2600
                                             Chicago, Illinois 60605-7494
                                             3122072800 Fax 312 207 2064



                         INDEPENDENT AUDITORS' CONSENT


We have issued our report dated July 26, 1995, accompanying the consolidated financial statements of Weinstein Family Services, Inc. and Subsidiaries as of and for the year ended April 30, 1995 included in the current report on Form 8-K of The Loewen Group Inc. dated May 1, 1996, which is incorporated by reference in these registration statements. We hereby consent to the incorporation by reference of said resort in the registration statements on Form S-3 and S-8 of the Loewen Group Inc., each of which to be filed on or about June 28, 1996.


                                         /s/ Altschuler, Melvion and Glasser LLP


Chicago, Illinois
June 26, 1996


        Chicago . Los Angeles . New York . Phoenix . Washington, D. C. Associated Worldwide With Summit International Associations, Inc.